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                                                                 EXHIBIT 23.01

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated November 6, 1996, and to the incorporation by reference in this registration statement of our reports dated November 6, 1996 included in the Form 10-K of MSC Industrial Direct Co., Inc. for the year ended August 31, 1996 and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP

Melville, New York
July 22, 1997